EXHIBIT INDEX

EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT
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24                             Power of Attorney

                                                                      EXHIBIT 24


                                Robert B. Millard
                                Exhibit to Form 4
                        L-3 Communications Holdings, Inc.
                                February 9, 2005
                                ----------------

                                  AUTHORIZATION

     The undersigned hereby appoints Christopher C. Cambria and Michael T. Strianese, each acting alone, as his or her Authorized Representative to execute and file with the Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules promulgated thereunder which relate to the securities of L-3 Communications Holdings, Inc.:
(i) Initial Statement of Beneficial Ownership on Form 3, (ii) Statement of Changes in Beneficial Ownership on Form 4, and (iii) Annual Statement of Changes in Beneficial Ownership on Form 5. This Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the fifth anniversary hereof or the revocation of this Authorization by the undersigned.


Date:    April 22, 2003




                                              By: /s/ Robert B. Millard
                                                  -----------------------
                                                  Robert B. Millard